Exhibit 32.1
Certification of Chief Executive Officer Pursuant to

18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes

-Oxley Act of 2002
In connection with the Quarterly

Report of USCB Financial Holdings, Inc. (the

“Company”) on Form 10-Q for the

quarter
ended March 31, 2024, as filed with

the Securities and Exchange Commission

on the date hereof (the “Report”),

I, Luis de
la Aguilera, as President and

Chief Executive Officer of

the Company,

certify,

to the best of my knowledge,

pursuant to 18
U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes

-Oxley Act of 2002, that:
1)

The

Report

fully

complies

with

the

requirements

of

Section 13(a) or

15(d),

as

applicable,

of

the

Securities
Exchange Act of 1934; and
2)

The

information

contained

in

the

Report

fairly

presents,

in

all

material

respects,

the

financial

condition

and
results of operations of the Company.
/s/ Luis de la Aguilera
Luis de la Aguilera
Chairman, President and Chief Executive Officer
Date: May 10, 2024